Exhibit 99.1

Maravai LifeSciences Announces Updated CEO Leadership Transition Plans

Maravai announces plans for William “Trey” Martin, III to serve as President of its Biologics Safety Testing Segment and its expectation that he will then assume the role of Maravai’s CEO in July 2023

Carl Hull to continue to serve as Executive Chairman and Interim CEO

SAN DIEGO, Calif.; – December 1, 2022—Maravai LifeSciences, Inc. (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, announced plans for William “Trey” Martin, III to serve as President of Maravai’s Biologics Safety Testing Segment beginning December 5, 2022, and expects that Martin will assume the role of Chief Executive Officer of Maravai LifeSciences on July 27, 2023. Christine Dolan, the current Chief Operating Officer of Maravai’s Biologics Safety Testing Segment, will continue to serve in that role and will report to Martin. Carl Hull, Maravai’s co-founder, will continue to serve as Maravai’s Executive Chairman and Interim Chief Executive Officer.

Maravai had previously announced the appointment of Martin to the role of Chief Executive Officer, and his subsequent placement on a paid leave of absence as a result of a lawsuit claiming violation of a noncompetition agreement filed by two of Martin’s former employers, subsidiaries of Danaher Corporation, and one of their affiliates. Martin, Maravai, and the Danaher entities have reached a confidential settlement pursuant to which Maravai and Martin have agreed to limit Martin’s responsibilities for Maravai and preclude his involvement in Maravai’s Nucleic Acid Production Segment through July 26, 2023. The parties also agreed to voluntarily dismiss the lawsuit.

“We are thrilled to have Trey rejoin Maravai’s executive team as President of our Biologics Safety Testing Business,” said Carl Hull, Executive Chairman and Interim Chief Executive Officer of Maravai. “We remain extraordinarily confident in his leadership.”

“I am excited to resume my work at Maravai as President of our Biologics Safety Testing Business, which is the gold standard for products and services that ensure the purity of biologic drugs,” said Mr. Martin. “I’m honored and delighted to have the opportunity to lead this business.”

About Maravai

Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world’s leading biopharmaceutical, vaccine, diagnostics and cell and gene therapies companies.

Forward-looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements related to the expectation that Mr. Martin will assume the role of President of Maravai’s Biologics Safety Testing Business on December 5, 2022, and the role of Maravai’s Chief Executive Officer in July 2023, constitute forward-looking statements identified by words like “plan,” “will,” “expect,” “may,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risk of disputes with Danaher Corporation and its subsidiaries regarding compliance with the settlement agreement, risk of new disputes with Danaher Corporation or other parties regarding Martin’s role, risk that Martin or Maravai could make decisions or take actions that could result in Martin’s departure from Maravai, and the other risks and uncertainties described in greater detail in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements reflect our current views and we do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact Information:

Media Contact: Sara Michelmore

MacDougall Advisors

+1 781-235-3060

maravai@macdougall.bio

Investor Contact: Deb Hart

Maravai LifeSciences

+ 1 858-988-5917

ir@maravai.com